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                                                                   Exhibit 10.20

                   MUTUAL SEPARATION AND CONSULTING AGREEMENT

         THIS AGREEMENT is entered into by JAMES N. FARLEY (hereinafter alternatively referred to as "Employee" or "Consultant") and SPEEDFAM-IPEC, INC., on behalf of itself, its subsidiaries, affiliates, predecessors, successors, agents, and employees (hereinafter referred to as "Employer" or the "Company"). The parties agree as follows:

         I. RESIGNATION AS EMPLOYEE.

         1. Resignation/Separation. Employee resigns as the co-Chairman (employee) of the Company, effective June 1, 1999 ("Termination Date").

         2. Separation Compensation. In exchange for the covenants set forth herein, within eight (8) days of receiving this Agreement, duly executed, from Employee, the Employer agrees to pay Employee: (A) all compensation, including the fiscal year 1999 Incentive Award, accrued to Employee through May 31, 1999, in accordance with the Employment Agreement dated as of June 1, 1998 between Employee and the Company ("Employment Agreement") a copy of which is attached hereto as Exhibit A; and (B) all payments provided under Section 12.2 of the Employment Agreement by reason of the termination of Employee's employment within two years of a Change of Control. Employee and the Company agree that the resignation of Employee hereunder constitutes a Constructive Termination within two years of a Change of Control, as set forth in the Employment Agreement. The amount of Employee's fiscal year 1998 Incentive Award shall be deemed the Employee's highest target annual incentive award opportunity for purposes of
Section 12.2.1(ii) of the Employment Agreement.

         3. Benefits. Following the termination of Employee's employment with the Company, to the extent the Employee or his spouse shall no longer qualify to participate under the Company's health insurance plan, the Company shall pay for private health care insurance policies, with coverage comparable to the health insurance coverage provided from time to time to officers of the Company, for the Employee and his spouse for their lifetimes. Employee also will be provided any other benefits for which he may be eligible in accordance with the terms of any applicable benefit plans.

         4. General Release & Covenant Not To Sue. (A) Employee hereby releases the Employer, its subsidiaries, affiliates, agents and employees from any and all claims, contracts, and other liabilities of whatever kind, whether now known or unknown, arising out of or in any way connected with his employment and the cessation of that employment. This release includes, without limitation, any and all claims under the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act as modified by the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Arizona Human Rights Act, and any other federal, state or local human rights, civil rights, pension or labor laws, rules and/or regulations, public policy, contract or tort law (regardless of whether of statutory or common law origin), and any other action against the Employer based upon
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any conduct up to and including the date of this Agreement. Employee further agrees that he has not, nor will he ever institute any claim, action or other proceeding that is subject to the foregoing release and acknowledges that this Agreement shall bar any such action.

         (B) Employer hereby releases the Employee from any and all claims, contracts, and other liabilities of whatever kind, whether now known or unknown, arising out of or in any way connected with the Employee's employment or cessation of that employment. Employer further agrees that it has not, nor will it ever, institute any claim, action, or other proceeding that is subject to the foregoing release and acknowledges that this Agreement shall bar any such action.

         5. Restrictive Covenants. Employee agrees to abide by the Restrictive Covenants set forth in Section 13 of the Employment Agreement for such periods following the Termination Date as are provided therein.

         6. Board of Directors. This Agreement does not extend to, and Employee is retaining, his position as a member and co-Chairman of the Board of Directors of the Company. At any time that Employee wishes to stand for re-election to the Board of Directors, the Company shall, to the greatest extent practicable, nominate and support Employee for re-election thereto.

         II. RETENTION AS CONSULTANT

         1. Retention as Consultant. The Company hereby retains the Consultant to perform Consulting Services, and the Consultant hereby accepts said retention, all upon the terms and conditions hereinafter set forth. The Consultant is and shall be deemed to be an independent contractor for all purposes of this Agreement and is not and shall not be deemed to be an employee of the Company for any purpose or in any respect whatsoever.

         2. Term. The term of the Consulting Agreement shall commence June 1, 1999 and end on May 31, 2002. The term of this Consulting Agreement shall automatically continue for two additional one-year terms beginning June 1, 2002 unless either the Company or the Consultant shall notify the other at least ninety (90) days prior to the expiration of the initial term or any renewal term of its or his intention to terminate the Consulting Agreement as of the end of its then current term.

         3. Consulting Fees. During the term of this Agreement and provided that the Consultant is not in default under the terms of this Agreement, the Company shall pay to the Consultant an annual fee of ONE HUNDRED THOUSAND DOLLARS ($100,000) as compensation for all services rendered by the Consultant under this Agreement (the "Consulting Fees"); provided, however, in consideration of the benefits otherwise payable to Consultant under this Agreement, Consultant agrees to waive Consulting Fees for the first two fiscal years beginning June 1, 1999. The Company shall pay the Consultant the Consulting Fees in semiannual installments. Except for the payment of

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the Consulting Fees and except for such benefits Consultant may be entitled to for his services as a director of the Company and such other benefits Consultant may be entitled to under Part I of this Agreement, the Consultant shall not be entitled to, and shall not assert a claim for, any compensation or benefits from the Company, including, without limitation, any benefits which may be provided to the employees of the Company. Any payments made to the Consultant by the Company hereunder shall be deemed for tax purposes to be in the nature of compensation for services rendered.

         4. Consulting Duties. The Consultant will provide to the Chief Executive Officer of the Company such consultation and advice, and such other services in connection with the business of the Company, as the Chief Executive Officer of the Company may reasonably request during the term of this Agreement (collectively the "Consulting Services"). Consultant shall not be required to provide Consulting Services for more than three days in any week or forty weeks in any fiscal year.

         5. Expenses. The Company will reimburse Employee for all reasonable business expenses which are incurred by Consultant in the course of providing Consulting Services, upon presentation by Consultant of an itemized account of such expense.

         III. COMPLETE AGREEMENT.

         1. Other than as set forth herein, Employee warrants that no promise or inducement has been offered for this Agreement. The parties agree that this Agreement sets forth the entire Agreement between them and supersedes any other written or oral understandings (except to the extent the terms of the Employment Agreement are referenced herein). No other promises or agreements shall be binding unless reduced to writing and signed by the parties. The parties further agree that if any provision of this Agreement is held invalid for any reason by a court or other tribunal of competent jurisdiction, the remaining provisions shall continue to be in full force and effect.

         2. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by the Consultant and the Company.

         3. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

         4. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

         5. Employee has consulted with the law firm of Chapman and Cutler, Chicago, Illinois, in the negotiation and preparation of this Agreement. Chapman and Cutler has in the past and continues to provide legal counsel to Employee, individually. Chapman and Cutler has in the past and continues to provide legal counsel to the Company. Employee and the Company acknowledge and consent to the dual representation of Employee and the Company in respect to the negotiation, drafting and

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         execution of this Agreement. Employee and the Company each waive the conflict of interest presented by Chapman and Cutler's dual representation, and acknowledge the possibility of Chapman and Cutler having to withdraw from representation of both Employee and the Company in respect to this Agreement should a disagreement between the parties ensue following the execution of this Agreement.

         WHEREFORE, Employee affirms that he has read and understands this Agreement, that he has consulted with an attorney concerning this Agreement, and that he has entered into it with full knowledge of its significance. He further affirms and understands that he has been given twenty-one (21) days to sign this Agreement and that he will have an additional seven (7) days from the date he signs this Agreement to revoke it if he so desires.

SPEEDFAM-IPEC, INC.                               EMPLOYEE



By /s/ Richard J. Faubert                         /s/ James N. Farley
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     ITS President & CEO                                 JAMES N. FARLEY


            6/17/99                                           6/17/99
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             Date                                              Date

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